Exhibit 99.1

Press Release

Dollarama Group L.P. to Report Second Quarter Fiscal 2007 Results

MONTREAL, September 12, 2006 – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will announce its financial results for the second quarter of fiscal 2007 ended July 31, 2006 on Thursday, September 14, 2006.

Dollarama’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for Dollarama investors on Tuesday, September 19, 2006 at 4:00 p.m. ET to discuss the company’s results. To participate in the call, please dial 514-868-1042 or 1-866-862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through October 3, 2006. To access the replay, please dial 514-861-2272 or 1-800-408-3053, then the access number 3197780#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 430 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, our company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

514-737-7080 ext. 238

robert.coallier@dollarama.com